UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2023

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On January 8, 2023 (the “Agreement Date”), Voyager Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Neurocrine Biosciences, Inc. (“Neurocrine”) for the research, development, manufacture and commercialization of gene therapy products directed to the gene that encodes glucosylceramidase beta 1 (“GBA1”) for the treatment of Parkinson’s disease and other diseases associated with GBA1 (the “GBA1 Program”) and three new programs focused on the research, development, manufacture and commercialization of gene therapies designed to address central nervous system diseases or conditions associated with rare genetic targets (the “New Discovery Programs” and, collectively with the GBA1 Program, the “Programs”).

Collaboration and License. Under the Collaboration Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), the Company and Neurocrine have agreed to collaborate on the conduct of the Programs. Under the terms of the Collaboration Agreement, subject to the rights retained by the Company thereunder, the Company has also agreed to grant to Neurocrine, as of the Effective Date, an exclusive, royalty-bearing, sublicensable, worldwide license, under certain of the Company’s intellectual property rights, to research, develop, manufacture and commercialize gene therapy products (the “New Collaboration Products”) arising under the Programs.

Pursuant to mutually-agreed development plans (the “Development Plans”), during the period beginning on the Effective Date and ending on the third anniversary of the Effective Date, which period may be extended upon mutual written agreement of the Company and Neurocrine (the “Discovery Period”), and as overseen by the joint steering committee that oversees the Company’s ongoing collaboration with Neurocrine (the “JSC”), the Company is responsible for identifying capsids meeting target criteria, producing development candidates, and conducting other non-clinical activities regarding the New Collaboration Products.  Neurocrine has agreed to be responsible for all costs incurred by the Company in conducting non-clinical development activities for each Program, in accordance with an agreed budget.  If the Company breaches its development responsibilities or, in certain circumstances, upon a change of control of the Company, Neurocrine has the right, but not the obligation, to assume the conduct of the Company’s activities under such Program.

The Company has the option (a “Co-Co Option”) to co-develop and co-commercialize New Collaboration Products in the GBA1 Program in the U.S. upon the occurrence of a specified event (a “Co-Co Trigger Event”).  Should the Company elect to exercise its Co-Co Option, the Company and Neurocrine agree to enter into a cost- and profit-sharing arrangement (a “Co-Co Agreement”), whereby the Company and Neurocrine agree to jointly develop and commercialize New Collaboration Products in the GBA1 Program (“Co-Co Products”) in the U.S. and share equally in the GBA1 Program’s costs, profits and losses in the U.S., with each party entitled to or responsible for 50% of profits and losses with respect to each Co-Co Product in the United States, subject to specified exceptions. The parties have agreed that the Co-Co Agreement will provide the Company the right to terminate the Co-Co Agreement for any reason upon prior written notice to Neurocrine and provide Neurocrine the right to terminate or amend the Co-Co Agreement upon a change of control of the Company under certain circumstances. In the event the Company exercises its Co-Co Option, the parties have also agreed that Neurocrine is entitled to receive (in addition to its 50% share of profits) 50% of the Company’s share of profits until the Company’s obligation to repay 50% of all development costs incurred by Neurocrine in connection with the GBA1 Program prior to such exercise have been paid off out of such 50% of the Company’s share of profits. The Co-Co Trigger Event is the date on which the Company receives topline data from the first Phase 1 clinical trial for a product candidate being developed pursuant to the GBA1 Program.

Governance.  The Company’s research and development activities under the Collaboration Agreement are to be conducted pursuant to plans agreed to by the parties, on a Program-by-Program basis, and overseen by the JSC, which is composed of an equal number of representatives from each of the Company and Neurocrine.  The JSC may delegate matters within its authority to subcommittees of the JSC. In addition, the Collaboration Agreement establishes working groups to handle specified matters on a subject matter-by-subject matter basis.  If a working group or subcommittee cannot agree on a matter within its purview within a specified time, such matter is to be referred sequentially to the JSC and then the executive officers of the parties. If the executive officers are not able to resolve the matter, then (i) with respect to the GBA1 Program, subject to specified exceptions, (a) Neurocrine has the right to resolve such matter prior to the Company’s exercise of its Co-Co Option for the GBA1 Program or in the event the Company elects not to exercise its Co-Co Option, and (b) following the exercise by the Company of its Co-Co Option for the GBA1 Program, depending on the subject of such matter, either Neurocrine, in certain instances, or the parties jointly or the JSC, in other instances, would have the right to resolve such matter, and (ii) with respect to the New Discovery Programs, subject to specified exceptions, Neurocrine has the right to decide any unresolved matters relating to a New Discovery Program that are within the JSC’s authority.

Candidate Selection. Either Party may notify the JSC of any gene therapy product candidate that includes a Company capsid and a payload that is being developed under a Program (a “Collaboration Candidate”) that it desires to nominate as a development candidate. In such event, the JSC shall determine whether such nominated Collaboration Candidate meets certain development criteria. There will be a maximum of four potential development candidates for which development is being performed under any Program at any given time during the Discovery Period. If a Collaboration Candidate fails to meet criteria established by the JSC and is removed from consideration to become a development candidate or is named a development candidate, then a new Collaboration Candidate may be nominated to be a potential development candidate to replace the Collaboration Candidate that has failed or succeeded such that not more than four potential development candidates per program are under consideration at any one time during the Discovery Period.

Manufacturing. The parties have agreed that the Development Plans shall specify the allocation between the Company and Neurocrine of responsibilities for the manufacturing of Collaboration Candidates associated with the applicable Program during the Discovery Period. In accordance with the Collaboration Agreement, the parties have also agreed that, if the Company conducts any portion of the manufacturing of a Collaboration Candidate, the applicable Development Plan shall include an obligation for the Company to assist with the technology transfer of such manufacturing responsibilities to Neurocrine or a third-party contract manufacturing organization, as reasonably requested by Neurocrine, on terms to be mutually-agreed by the Company and Neurocrine. Following the end of the Discovery Period, Neurocrine shall be responsible for the manufacturing of all Collaboration Candidates and products.

Financial Terms. Under the terms of the Collaboration Agreement, Neurocrine has agreed to pay the Company an upfront cash payment of approximately $136.0 million, equal to the difference of $175.0 million and the approximately $39.0 million amount paid by Neurocrine pursuant to the 2023 Stock Purchase Agreement (as defined below), within five business days after the Effective Date (the “Upfront Payment”). The Collaboration Agreement provides for aggregate development milestone payments from Neurocrine to the Company for New Collaboration Products under (i) the GBA1 Program of up to $985.0 million; and (ii) each of the three New Discovery Programs of up to $175.0 million for each New Discovery Program. The Company may be entitled to receive aggregate commercial milestone payments for up to two New Collaboration Products under the GBA1 Program of up to $950.0 million per New Collaboration Product and for one New Collaboration Product under each New Discovery Program of up to $275.0 million per New Discovery Program.

Neurocrine has also agreed to pay the Company tiered royalties, based on future net sales of the New Collaboration Products.  Such royalty percentages, for net sales in and outside the United States, range from (i) for the GBA1 Program, the low double-digits to twenty and the high single-digits to mid-teens, respectively, and (ii) for each New Discovery Program, high single-digits to mid-teens and mid-single digits to low double-digits, respectively.  On a country-by-country and Program-by-Program basis, the parties have agreed royalty payments would commence on the first commercial sale of a New Collaboration Product in such country and terminate upon the latest of (i) the expiration, invalidation or the abandonment of the last patent covering the composition of the New Collaboration Product or its approved method of use in such country, (ii) ten years from the first commercial sale of the New Collaboration Product in such country and (iii) the expiration of regulatory exclusivity in such country (the “Royalty Term”). Royalty payments may be reduced by up to 50% in specified circumstances, including expiration of patent rights related to a New Collaboration Product, approval of biosimilar products in a given country, or required payment of licensing fees to third parties related to the development and commercialization of any New Collaboration Product. Additionally, the licenses granted to Neurocrine shall automatically convert to a fully-paid, perpetual, irrevocable royalty-free license on a country-by-country and New Collaboration Product-by-New Collaboration Product basis upon the expiration of the Royalty Term applicable to the New Collaboration Product in such country.

Intellectual Property.  Under the terms of the Collaboration Agreement, each party owns all right, title and interest in and to all patent rights or know-how controlled by such party and existing as of or before the Effective Date or created or acquired solely by or on behalf of such party (including through its or its affiliate’s representatives) after the Effective Date outside of its activities under the Collaboration Agreement (the “Background IP”). The parties have further agreed that all know-how created by either or both parties in the performance of the activities as undertaken pursuant to a Development Plan during the Discovery Period or in the course of development, manufacture and commercialization of Collaboration Candidates or products and all patent rights covering such know-how (collectively, the “Arising IP”) is to be owned as follows: (i) the Company solely owns all Arising IP created jointly by representatives of the Company and Neurocrine that constitutes capsid know-how and capsid patent rights, and Arising IP created solely by representatives of Neurocrine through the use of the Company’s confidential information, including unpublished sequence information for the Company’s capsids; and (ii) with respect to all other Arising IP, (A) the Company solely owns all such Arising IP created solely by its representatives, (B) Neurocrine solely owns all such Arising IP created solely by its representatives; and (C) the parties jointly own all such Arising IP created jointly by representatives of both Neurocrine and the Company. Arising IP owned by the Company is included in the license granted from the Company to Neurocrine described above.

Exclusivity.  During the term of the Collaboration Agreement, neither party nor any of its respective affiliates is permitted to directly or indirectly develop, manufacture or commercialize any other gene therapy product directed to a target under any Program, or grant any affiliate or third-party a license or sublicense to enable any third-party to do so, subject to specified exceptions, including the parties’ conduct of certain basic research, provided that Neurocrine or its affiliates may develop competitive products that do not contain an adeno-associated virus as the viral vector.

Termination.  Unless earlier terminated, the Collaboration Agreement expires on the later of (i) the expiration of the last to expire Royalty Term with respect to all New Collaboration Products worldwide or (ii) the expiration or termination of any Co-Co Agreement. Neurocrine may terminate the Collaboration Agreement in its entirety or on a Program-by-Program and/or country-by-country basis by providing at least (i) 180-day advance notice if such notice is provided prior to the first commercial sale of any New Collaboration Product to which the termination applies or (ii) one-year advance notice if such notice is provided after the first commercial sale of any product to which the termination applies. Neurocrine may terminate the Collaboration Agreement with respect to a given New Collaboration Product by providing written notice of termination to the Company within thirty days after complete readout of any clinical trial if the results of such clinical trial fail to meet the pre-specified primary endpoint(s) set forth in the applicable protocol or if there is a safety finding during the clinical trial relating to such New Collaboration Product that either (i) is substantially irreversible or not monitorable in patients or (ii) results in Neurocrine’s decision to designate such New Collaboration Product as a terminated product under the Collaboration Agreement.

The Company may terminate the Collaboration Agreement (i) in its entirety, subject to specified conditions, if Neurocrine fails to make the equity purchase described in greater detail below or (ii) with respect to a particular Company patent right, if Neurocrine challenges the validity or enforceability of such Company patent right.  Subject to a cure period, either party may terminate the GBA1 Collaboration Agreement in the event of a material breach in whole or in part, subject to specified conditions. Either party may also terminate the Collaboration Agreement if specified regulatory agencies seek to enjoin the transaction or if the parties are unable to obtain Antitrust Clearance within twelve months of the applicable antitrust filings.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”).

2023 Stock Purchase Agreement

In connection with the execution of the Collaboration Agreement, Neurocrine and the Company also entered into a stock purchase agreement on the Agreement Date (the “2023 Stock Purchase Agreement”) for the sale and issuance of 4,395,588 shares of common stock (the “Shares”) to Neurocrine at a price of $8.88 per share, for an aggregate purchase price of approximately $39.0 million.

The consummation of the transactions contemplated by the 2023 Stock Purchase Agreement is subject to the parties’ obtaining Antitrust Clearance, the Collaboration Agreement and Amended and Restated Investor Agreement (as defined below) remaining in full force and effect, and the satisfaction or waiver of other customary closing conditions.  The parties have agreed to hold the closing of the purchase and sale of the Shares (the “Closing”) on the second business day after the satisfaction or waiver of such closing conditions or such other time as the parties may agree (the “Closing Date”).

The 2023 Stock Purchase Agreement may be terminated upon the mutual consent of the parties.  Either party may terminate the 2023 Stock Purchase Agreement upon written notice to the other party if certain closing conditions are unable to be met within twelve months of applicable antitrust filings.  Subject to specified exceptions, either party also may terminate the 2023 Stock Purchase Agreement prior to the Closing upon material breach of certain covenants or agreements by the other party or upon certain representations and warranties of such other party becoming untrue.

The foregoing description of the terms of the 2023 Stock Purchase Agreement is qualified in its entirety by reference to the full text of the 2023 Stock Purchase Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s 2022 Annual Report.

Amended and Restated Investor Agreement

In connection with the execution of the Collaboration Agreement, Neurocrine and the Company also amended and restated their existing investor agreement on the Agreement Date (the “Amended and Restated Investor Agreement”) providing for standstill and lock-up restrictions and a voting agreement with respect to shares of the Company owned by Neurocrine. The Amended and Restated Investor Agreement also provides for the Company to cause Jude Onyia, Ph.D., Chief Scientific Officer of Neurocrine, to be appointed to the Company’s board of directors as a Class III director, contingent upon and effective as of the Closing Date. The Company has agreed that it shall cause Dr. Onyia, or another individual designated by Neurocrine, to be nominated for election to the Company’s board of directors when Dr. Onyia’s initial term is scheduled to expire. Under the Amended and Restated Investor Agreement, Neurocrine’s right to designate an individual to serve as a director on the Company’s board of directors and the Company’s agreement to nominate such individual for election to the Company’s board of directors is subject to specified conditions and shall terminate upon the earliest of (i) Neurocrine holding less than 10% of the Company’s outstanding common stock; (ii) a change of control of the Company or Neurocrine; (iii) a liquidation or dissolution of the Company; and (iv) the date that is ten years from the Closing Date.

Pursuant to the terms of the Amended and Restated Investor Agreement, Neurocrine has agreed not to, without the prior written approval of the Company and subject to specified conditions, directly or indirectly acquire shares of the Company’s outstanding common stock, seek or propose a tender or exchange offer or merger between the parties, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company (the “Standstill Restrictions”).  Further, Neurocrine has also agreed not to, and to cause its affiliates not to, sell or transfer any shares of the Company without the prior written approval of the Company, subject to specified conditions (the “Lock-Up Restrictions”).

In addition, pursuant to the terms of the Amended and Restated Investor Agreement, Neurocrine has agreed that any shares of the Company it owns are subject to a voting agreement such that, subject to specified conditions and excluding specified extraordinary matters, Neurocrine has agreed to, and has agreed to cause its permitted transferees to, vote in accordance with the recommendation of the Company’s board of directors and has granted the Company an irrevocable proxy with respect to the foregoing (the “Voting Agreement”).

Each of the Standstill Restrictions, the Lock-Up Restrictions, and the Voting Agreement terminate upon the earliest to occur of: (i) the date that is the third anniversary of the Effective Date and (ii) a liquidation or dissolution of the Company. The Standstill Restrictions and Lock-Up Restrictions also terminate upon the deregistration of the Company’s common stock, if earlier. The Lock-Up Restrictions and Voting Agreement also terminate on a change of control of the Company or the date on which Neurocrine and its affiliates beneficially own less than three percent of the common stock of the Company on an outstanding basis. The Standstill Restrictions and Voting Agreement also terminate upon the later of (x) the expiration or termination of the Collaboration and License Agreement between the parties dated January 28, 2019, as amended from time to time (the “2019 Collaboration Agreement”) and (y) the expiration or termination of the Collaboration Agreement.

The foregoing description of the terms of the Amended and Restated Investor Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Investor Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s 2022 Annual Report.

Item 2.02 Results of Operations and Financial Condition

The Company is currently completing its reports of the Company’s operational and financial results for the year ended December 31, 2022. However, the Company estimates its preliminary unaudited cash and cash equivalents and marketable securities to be approximately $119.2 million as of December 31, 2022, and that its preliminary unaudited cash and cash equivalents and marketable securities as of December 31, 2022, as adjusted to give effect to subsequent receipt by the Company of the $175.0 million in upfront payments under the Collaboration Agreement described above, would be approximately $294.2 million. The Company anticipates providing further financial guidance in light of the collaboration in connection with the filing of the Company’s 2022 Annual Report.

The estimated cash and cash equivalent and marketable securities amounts as of December 31, 2022 discussed above are based on preliminary and unaudited information and management’s estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s customary financial closing procedures. The receipt of the $175.0 million in upfront payments is subject to obtaining Antitrust Clearance for the collaboration with respect to the Programs and the satisfaction or waiver of customary closing conditions for the 2023 Stock Purchase Agreement as described above. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these amounts.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “2023 Stock Purchase Agreement” is incorporated herein by reference. Based in part upon the representations of Neurocrine in the 2023 Stock Purchase Agreement, the Company expects the Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) and/or under Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Item 8.01 Other Events

On January 9, 2023, the Company announced an update to its Huntington’s disease program. Previously, the Company had explored the potential of AAV gene therapies delivered via intraparenchymal injection to silence the expression of the Huntingtin (“HTT”) gene. Huntington’s disease is caused by mutations in the HTT gene. The Company has now initiated research efforts focusing on the development of a vectorized, small interfering RNA approach, to be delivered intravenously leveraging the Company’s proprietary TRACER capsids, to silence both the HTT gene, on an allele-specific basis, and the MSH3 gene. The MSH3 gene encodes for an enzyme potentially involved in harmful DNA repeat expansions in the HTT gene.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “undoubtedly,” “target,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements.

For example, all statements the Company makes regarding the consummation of the collaboration with Neurocrine and the sale and issuance of Company common stock to Neurocrine, the satisfaction of closing conditions and the receipt of regulatory clearances necessary for the consummation of the collaboration and the sale and issuance of Company common stock to Neurocrine, the Company’s entitlement to receive the Upfront Payment, milestone payments and royalties from Neurocrine under the Collaboration Agreement, the creation of value and the establishment of new opportunities that may arise as a result of the collaboration, the ability of the Company and Neurocrine to perform under the 2019 Collaboration Agreement and the Collaboration Agreement, including the Company’s and Neurocrine’s abilities to advance gene therapy product candidates under this collaboration into, and successfully initiate, enroll and complete, clinical trials, the ability of the Company and Neurocrine to perform their obligations under the Amended and Restated Investor Agreement, the ability of the Company to add new programs to its pipeline, the ability of the Company to develop its pipeline programs including its new research efforts focused on Huntington’s disease, the ability of the Company to enter into new partnerships or collaborations, the ability of the Company to continue to develop the TRACER platform, the regulatory pathway of, and the timing or likelihood of its regulatory filings and approvals for, any of the Company’s product candidates, the Company’s preliminary unaudited cash and cash equivalent and marketable securities amounts as of December 31, 2022, and the sufficiency of the Company’s cash resources are forward-looking.

All forward-looking statements are based on estimates and assumptions by the Company's management that, although the Company believes them to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Such risks and uncertainties include, among others, the expectations and decisions of regulatory authorities; the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the continued development of the Company’s capsid and gene therapy platforms; the availability or commercial potential of product candidates under this collaboration; the willingness and ability of the Company’s collaboration partners to meet obligations under collaboration agreements with the Company; and uncertainties as to the Company’s preliminary unaudited cash and cash equivalent and marketable securities amounts as of December 31, 2022, which are estimates based on preliminary and unaudited information, subject to the completion of the Company’s customary financial closing procedures and have not been audited or reviewed by the Company’s independent public accounting firm.

These statements are also subject to a number of material risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. All information in this Form 8-K is as of the date of this Form 8-K, and any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: January 9, 2023	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D. Chief Executive Officer, President, and Director
(President and Chief Executive Officer)